POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned that is an officer or director, or both, of PepsiCo, also hereby constitutes and appoints each of
Larry D. Thompson and Thomas H. Tamoney, Jr., and each of them severally, the undersigned's true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, of PepsiCo, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder;
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is PepsiCo assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

This Power of Attorney, insofar as it relates to the undersigned's obligations to file Forms 3, 4 and 5, shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by PepsiCo, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact; provided that any termination or revocation of this Power of Attorney, insofar as it relates to the undersigned's obligations to file Forms 3, 4 and 5, shall not affect the delegations of authority by the undersigned pursuant to clauses (i) through (xiv) above.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned's execution of this Power of Attorney.

Anything to the contrary herein notwithstanding, this Power of Attorney DOES NOT grant the attorneys-in-fact authority to spend the undersigned's money or sell or dispose of the undersigned's property during the undersigned's lifetime, except in the case of PepsiCo with respect to such expenditures as are necessary to carry out the intents and purposes hereof.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.
Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IN WITNESS WHEREOF, each of the undersigned principals has executed this instrument on the date indicated opposite its, his or her name.

Signed and Acknowledged:
/s/ Mehmood Khan	November 12, 2010
Mehmood Khan
Chief Executive Officer, Global Nutrition Group & Senior Vice President, Chief Scientific Officer

STATE OF NEW YORK	)
                        ) s.:
                        )

COUNTY OF WESTCHESTER

On the 12th day of November in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Mehmood Khan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Kimberly K. Brackman
Notary Public

IMPORTANT INFORMATION FOR THE AGENT:  When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:
(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;
(2)	avoid conflicts that would impair your ability to act in the principal's best interest;
(3)	keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and
(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:
The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

IN WITNESS WHEREOF, each of the undersigned agents has executed this instrument on the date indicated opposite his name.

Signed and Acknowledged:
/s/ Larry D. Thompson	November 12, 2010
LARRY D. THOMPSON
Agent and Attorney-in-Fact

STATE OF NEW YORK	)
                        ) s.:
                        )

COUNTY OF WESTCHESTER

On the 12th day of November in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Larry D. Thompson, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Kimberly K. Brackman
Notary Public

Signed and Acknowledged:
/s/ Thomas H. Tamoney, Jr. 	November 12, 2010
THOMAS H. TAMONEY, JR.
Agent and Attorney-in-Fact

STATE OF NEW YORK	)
                        ) s.:
                        )

COUNTY OF WESTCHESTER

On the 12th day of November in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas H. Tamoney, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
/s/ Kimberly K. Brackman
Notary Public